UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 13, 2009
Date of Report (Date of Earliest Event Reported)
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Neurologix, Inc.
(Exact name of Registrant as Specified in its Charter)

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Delaware	000-13347	06-1582875
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of Incorporation or Organization)

One Bridge Plaza, Fort Lee, New Jersey 07024
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (201) 592-6451

(Former Name or Former Address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On January 13, 2009, Neurologix, Inc., a Delaware corporation (the “Company”) entered into a License Agreement (the “Agreement”) with Cornell University (“Cornell”), whereby Cornell granted the Company an exclusive license for the worldwide rights for the use of certain patents for the development of products and methods for the treatment of psychiatric conditions.

Under the terms of the Agreement, the Company is permitted to grant sublicenses, is required to pay certain fees to Cornell, and agrees to continue to provide research support under its Clinical Study Agreement (the “Clinical Study Agreement”), dated as of July 2, 2003, with Cornell during the term of the Agreement.  The Clinical Study Agreement was filed as Exhibit 10.35 on the Company’s Form 10-K for the year ended December 31, 2003.  The Agreement requires the Company to use reasonable efforts to develop and commercialize one or more licensed products for the treatment of psychiatric conditions and the Company is required to provide certain information to Cornell during the term of the Agreement.

The Agreement will expire upon the expiration date of the longest-lived patent in the Patent Rights (as defined in the Agreement).  The Agreement may be terminated by Cornell upon a breach by the Company that is not cured within 60 days of notice, or upon the filing of a claim by or on behalf of the Company asserting that any portion of the Patent Rights is invalid or unenforceable.  The Agreement may be terminated by the Company upon 90 days’ prior written notice.

The above description of the Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Agreement, filed herewith as Exhibit 10.1.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

10.1           License Agreement between Neurologix, Inc. and Cornell University, dated as of January 13, 2009.  (Portions of Sections 1.6, 3.1, 3.2, 3.4, 4.2, 4.3, 8.3 and 10.1 of the Exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the Commission on the date of filing of  this Form 8-K.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto, duly authorized.

NEUROLOGIX, INC.

Date: January 14, 2009	By:	/s/ Marc L. Panoff
	Name:	Marc L. Panoff
	Title:	Chief Financial Officer, Secretary and Treasurer